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                NON-QUALIFIED PERFORMANCE STOCK OPTION AGREEMENT


     RALSTON PURINA COMPANY (the "Company"), effective September 26, 1996, grants this Non-Qualified Performance Stock Option to [NAME] ("Optionee") to purchase a total of [SHARES] shares of Common Stock of the Company ("Stock") at a price of $67.25 per share pursuant to its 1996 Incentive Stock Plan (the "Plan"). One-half of the total shares subject to this Option Agreement are defined as "Base Award" shares and the remaining half are defined as "Peer Group Award" shares.

Subject to the provisions of the Plan and the following terms, Optionee may exercise this Option from time to time by tendering to the Company written notice of exercise together with the purchase price in (a) cash or by check, bank draft or money order payable to the order of the Company; (b) shares of previously acquired Stock, which have been duly endorsed and are free of any restrictions and encumbrances; or (c) any combination of (a) or (b). Shares of Stock used to pay the purchase price must have been owned by Optionee for at least six months, and will be valued as of the date of exercise at their Fair Market Value as defined in the Plan. In the event of any conflict between the terms of the Plan and the terms of this Option Agreement, the terms of this Option Agreement shall prevail.

1.   Definitions.  Unless  otherwise defined in  this Option Agreement,  defined terms used herein shall have the same meaning as set forth in the Plan.

               "Change of Control" shall occur when (i) a person, as defined under the securities laws of the United States, acquires beneficial ownership of more than 50% of the outstanding voting securities of the Company; or (ii) the directors of the Company immediately before a business combination between the Company and another entity, or a proxy contest for the election of directors, shall, as a result
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          thereof, cease to constitute a majority  of the Board of Directors  of the Company or any successor to the Company.

               "Company Service" shall mean vesting service credited to Optionee under the Ralston Purina Retirement Plan or a successor plan or, if Optionee does not participate in such plan, the period of Optionee's continuous service as an employee of the Company and/or its affiliates ending at retirement or other termination;

               "Committee" shall mean the Human Resources Committee of the Board of Directors of the Company, or any successor committee of the Board.

               "Date of Grant" shall mean September 26, 1996.

               "Involuntary Termination of Employment" shall mean Optionee's involuntary termination of employment by the Company or any of its wholly owned subsidiaries, other than a Termination for Cause or a termination directly related to the occurrence of events described in
          Section IV, paragraphs A.3 or 4 of the Plan. An Involuntary Termination of Employment shall include, but is not limited to, the sale or other disposition of the stock of a subsidiary, or of substantially all of the assets of a subsidiary or division, by which the Optionee is employed, if, following such event, the Optionee is no longer employed by the Company or one of its wholly owned subsidiaries.

               "Peer Group" shall mean, at Date of Grant, the companies comprising Standard & Poor's Foods Index, those comprising Standard &
          Poor's  Household  Products   Index,  Duracell,   and  Gillette;   and
          thereafter, such other companies as may, from time to time, be selected in accordance with paragraph 2 of this Option Agreement.
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               "Peer Group Target" shall be deemed achieved if Total Shareholder
          Return for the Company for any relevant period is within the top 25th percentile of Total Shareholder Return of members of the Peer Group for such period.

               "Performance Price Target" shall be deemed achieved if the closing price for a share of Stock, as quoted in the New York Stock Exchange Composite Transactions, as of a Target Date is equal to or exceeds the price for such date set forth in the Stock Performance Table below.

                            Stock Performance Table
                     Stock Price at Date of Grant:  $67.25


             Target Date            Performance   Price
                                    Target

             September 26, 1997     $70.61

             December 31, 1997      $71.48

             March 31, 1998         $72.36

             June 30, 1998          $73.24

             September 26, 1998     $74.14

             December 31, 1998      $75.05

             March 31, 1999         $75.97

             June 30, 1999          $76.91

             September 26, 1999     $77.85
                                       4
             December 31, 1999      $78.81

             March 31, 2000         $79.77

             June 30, 2000          $80.75

             September 26, 2000     $81.74

             December 31, 2000      $82.75

             March 31, 2001         $83.76

             June 30, 2001          $84.79

             September 26, 2001     $85.83

             December 31, 2001      $86.88

             March 31, 2002         $87.95

             June 30, 2002          $89.03

             September 26, 2002     $90.12

             December 31, 2002      $91.23

             March 31, 2003         $92.35

             June 30, 2003          $93.48

             September 26, 2003     $94.63

             December 31, 2003      $95.79

             March 31, 2004         $96.96

             June 30, 2004          $98.15

             September 26, 2004     $99.36

             December 31, 2004      $100.58
                                       5
             March 31, 2005         $101.81

             June 30, 2005          $103.06


               "Plan" shall mean the Company's 1996 Incentive Stock Plan.

               "Service Vesting Requirement" shall, subject to achievement of the Performance Price Target or the Peer Group Target, as the case may be, be deemed satisfied with respect to the Base Award and Peer Group Award shares at the rate of 33-1/3% of the shares of their respective portions of the Option on September 26 of the years 1998, 2001 and 2004.

               "Special Separation" shall mean a termination of employment designated in writing as such at the sole discretion of the Chief Executive Officer.

               "Stock" shall mean shares of the Company's Common Stock, par value $.10 per share.

               "Target Date" shall mean any anniversary of the Date of Grant, or the last day of a calendar quarter between any such anniversary dates, during the Term of this Option.

               "Term" of this Option shall mean the period from Date of Grant through September 25, 2006.

               "Termination for  Cause"  shall mean  Optionee's  termination  of employment with the Company because of the willful engaging by Optionee in gross misconduct; provided, however, that a Termination for Cause shall not include termination attributable to (i) poor work
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          performance, bad judgment or negligence on the part of Optionee,  (ii)
          an act or omission believed by Optionee in good faith to have been in or not opposed to the best interests of the Company and reasonably believed by Optionee to be lawful, or (iii) the good faith conduct of Optionee in connection with a Change of Control (including opposition to or support of such Change of Control).

               "Total Shareholder Return" for a member of the Peer Group in any specified period during the term of this Option shall mean the increase in value, between September 26, 1996 and the end of any such period, of an investment in a share of common stock of such Peer Group member based on the closing price for such stock quoted in the New York Stock Exchange-Composite Transactions, assuming reinvestment of all dividends paid during that time. If there are no prices so reported, then the Committee may exercise its discretion to determine Total Shareholder Return for that Peer Group member in a manner it deems reasonable under the circumstances.

2.   Normal Exercise - Base Award.  The Base Award shares become exercisable at the rate of 33-1/3% of the total of such shares granted on September 26 in each of the years 1998, 2001 and 2004, provided that the relevant Performance Price Target is met on that date. The shares with respect to which the applicable Service Vesting Requirement has been met, but for which the corresponding Performance Price Target has not been met, remain unexercisable until the earliest Target Date thereafter on which the Performance Price Target associated with such Target Date as set forth in
     the Stock Performance Table in  paragraph 1 of this  Agreement is met.   If
     the New York Stock Exchange is closed on any of such dates, then the applicable Performance Price Target must be met on the next trading day thereafter. Subject to the forfeiture provisions of paragraph 3 below, the requirement that Performance Price Targets be achieved shall be waived on September 26, 2005, and any unexercised Base Award shares are exercisable
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     on or  after that  date.   Once both  the Service  Vesting Requirement  and
     Performance Price Target are met with respect to Base Award shares, such shares remain exercisable through September 25, 2006, unless Optionee is no longer employed by the Company, in which case the Option is exercisable only to the extent permitted by paragraph 5 below.

     Normal Exercise -  Peer Group Award.  The  Peer Group Award  shares become exercisable at the rate of 33-1/3% of the total of such shares granted on September 26 in each of the years 1998, 2001 and 2004, provided that the Peer Group Target is met on that date. The shares with respect to which the applicable Service Vesting Requirement has been met but for which the corresponding Peer Group Target has not been met remain unexercisable until the last day of the earliest calendar quarter (or anniversary date) thereafter on which the Peer Group Target is met. If the New York Stock Exchange is closed on any of such dates, then the applicable Peer Group Target must be calculated as of the next trading day thereafter. The Company will notify Optionee no less than ten business days after a quarter-end (or an anniversary, if applicable) date on which a Peer Group Target is met with respect to any Peer Group Award shares for which the Service Vesting Requirement has been met. Once both the Service Vesting Requirement and Peer Group Target are met or waived with respect to Peer Group Award shares, such shares remain exercisable through September 25, 2006, unless Optionee is no longer employed by the Company, in which case the Option is exercisable only to the extent permitted by paragraph 5 below.

     The Human Resources Committee of the Company retains the right, in its sole discretion, to determine which companies shall be deemed to constitute the
     performance Peer Group  for purposes  of this  Option.   In exercising  its
     discretion, the Committee may at any time add or delete companies from the Peer Group or select one or more new Peer Group indices to augment or
     replace previously  designated  indices.   Optionee  will  be  notified  in
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     writing of  any such  changes.   Companies  included in  an index  will  be
     reflected in the calculation of Total Shareholder Return for a particular measurement period only to the extent and in such manner as is deemed appropriate by the Committee in its sole discretion.

3.   Forfeiture.    Prior  to  a  Change  of  Control,  if  Optionee  terminates employment (i) voluntarily before age 55, or (ii) voluntarily or involuntarily upon the occurrence of events described in Section IV, paragraphs A.1, 3 or 4 of the Plan, Optionee shall forfeit in their entirety all unexercised Base Award and Peer Group Award shares, whether or not exercisable at the time of termination; and such shares shall not thereafter be exercisable.

     Prior to a Change of Control, the Committee may in its discretion declare an event of forfeiture upon the occurrence of events described in Section IV, paragraphs A.3 or A.4 of the Plan. If Optionee's employment is not terminated in connection with such declaration, then Optionee shall forfeit only that portion of the Base Award and Peer Group Award shares which were not otherwise exercisable at the time of the declaration of forfeiture. Any shares that were exercisable at the time of such event will remain exercisable only for the period set forth in paragraph 5.D.

     This Option is not subject to forfeiture for any reason after a Change in Control.

4.   Acceleration  of  Exercisability.    Notwithstanding  the  Normal  Exercise

     provisions of  paragraph 2,  but subject  to the  forfeiture provisions  of paragraph 3, the conditions on exercise described in paragraph 2 will be waived or adjusted as described in this paragraph upon the occurrence of any of the following events on or after September 26, 1997:
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     A.   The termination of Optionee's employment with the Company on or  after the date Optionee attains the age of 55;

     B.   The Optionee's Involuntary Termination of Employment;

     C. The declaration of Optionee's total and permanent disability during Optionee's employment with the Company;

     D.   Optionee's death while employed with the Company.

     Service Vesting Requirement: Upon the occurrence of any of the events described above, the Service Vesting Requirement for both the Base Award shares and the Peer Group Award shares shall be waived.

     Performance Price Target - Base Award shares: Upon the occurrence of any of the events described above, the Performance Price Target for all unexercised Base Award shares for which a Performance Price Target had not previously been met shall thereafter be fixed as of the Target Date listed on the Stock Performance Table which nearest precedes the date of such event, and the Optionee may exercise such Base Award shares if that fixed Performance Price Target is met on any day during the applicable exercise period. If Optionee has more than six months to exercise the Option, the Performance Price Target shall remain fixed up to six months prior to the end of the exercise period, or September 26, 2005, whichever is earlier. The Performance Price Target shall be waived for all unexercised Base Award shares when the entire or remaining exercise period is six months or less.

     Peer Group Target - Peer Group Award shares: The Peer Group Target shall not be waived or adjusted as a result of the occurrence of any of the events described above. However, should the Peer Group Target not be met on a Target Date prior to ten business days before the end of the
     Optionee's exercise period  as described in  paragraph 5, but  be met on  a
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     Target Date within ten days prior to  the end of such period, the  exercise
     period  shall  be  automatically  extended  30  days  after  its   original
     expiration date, but in no event beyond September 25, 2006.

     Notwithstanding the above, upon a Change of Control, all conditions to exercise which have not been met as of such Change of Control are waived, and all Base Award shares and Peer Group Award shares which have not previously been forfeited or exercised will be immediately exercisable.

5.   Exercise After  Certain  Events.   Subject  to  the  terms  set  forth  in

     paragraphs 3 and 4 regarding acceleration and forfeiture, any Base Award shares or Peer Group Award shares which are exercisable at the time of the following events, or which become exercisable because of the occurrence of such events, shall remain exercisable for the period indicated below, but in no event later than September 25, 2006:

     A. (i) Optionee's Involuntary Termination of Employment, (ii) Optionee's voluntary termination of employment at or after age 62, or (iii) Optionee's voluntary termination of employment at or after age 55 with at least 15 years of Company Service: five years following such event.

     B. Optionee's voluntary termination of employment at or after age 55 but with less than 15 years of Company Service: six months following such event.

     C. Optionee's death or the declaration of Optionee's total and permanent disability: five years following such event.

     D. (i) Prior to a Change of Control, a declaration of forfeiture as a result of the occurrence of the events described in Section IV, paragraphs A.3 and A.4, if Optionee's employment does not terminate on account of such conduct; or (ii) following a Change of Control,
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          occurrence of the events described in  Section IV, paragraph A.1,  A.3 or A.4: seven days following the event.

6.   Repayment of Gain.  Optionee agrees to pay to the Company an amount in cash equal to the difference between the Option exercise price and the Fair Market Value of a share of Stock as of the date of exercise of the Option, multiplied by the number of shares exercised before payment of taxes ("Recoverable Gain"), if Optionee terminates employment within one year after such exercise of this Option for reasons other than events described in paragraph 4, subparagraphs A, B, C or D hereof or a Special Separation. Such payment shall be made within 10 days of Optionee's date of termination.

     Optionee hereby grants the Company the right, exercisable at its discretion and to the extent permitted by law, to withhold from any and all amounts payable to Optionee by the Company an amount equal to the Recoverable Gain, in full or partial satisfaction of Optionee's obligation to the Company pursuant to this paragraph 6.

     Optionee agrees to execute, at the time of each exercise of this Option, an acknowledgment of the terms and conditions of this paragraph 6.

     Optionee acknowledges and agrees that the Company's grant of this Option, and Optionee's acceptance thereof subject to the terms herein set forth, do not constitute a contract of employment between the parties and do not limit any rights the Company otherwise has to terminate Optionee's employment at any time.

     The provisions of this paragraph 6 regarding repayment of Recoverable Gain shall be void with respect to termination of employment after a Change of Control.
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7.   Adjustments.   Upon any  stock split-up,  stock dividend,  issuance of  any targeted stock, combination or reclassification with respect to any outstanding class or series of Stock, or consolidation, merger or sale of all or substantially all of the assets of the Company, the Committee shall cause appropriate adjustments to be made to the terms of this Award.

8.   Employment with  the  Company.   All  references to  Optionee's  employment

     status in this Option Agreement shall refer to Optionee's employment with the Company or any of its wholly-owned subsidiaries.

9.   Severability.  The invalidity or  unenforceability of any provision  hereof in any jurisdiction shall not affect the validity or enforceability of the remainder hereof in that jurisdiction, or the validity or enforceability of this Option, including that provision, in any other jurisdiction. To the extent permitted by applicable law, the Company and Optionee each waive any provision of law that renders any provision hereof invalid, prohibited or unenforceable in any respect. If any provision of this Option is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible.

10.  Governing Law.  The validity, interpretation and  effect of this Agreement shall be governed exclusively by the laws of the State of Missouri, without giving effect to the conflict of laws provisions thereof.


ACKNOWLEDGED AND ACCEPTED:         RALSTON PURINA COMPANY


Optionee
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                                   By:
                                          W. P. Stiritz
Date                                      Chairman of the Board and
                                          Chief Executive Officer

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